FOR IMMEDIATE RELEASE

               CONAGRA FOODS REPORTS FISCAL THIRD-QUARTER RESULTS
                  o Operating Results Met Company Expectations
o Significant Restructuring and Impairment Costs Driven By Strategic Actions to
                         Improve Long-term Performance


OMAHA, Neb., March 23, 2006 -- ConAgra Foods Inc. (NYSE: CAG), one of North America's leading packaged food companies, today reported results for the fiscal 2006 third quarter ended Feb. 26, 2006. Third-quarter fiscal 2006 diluted loss per share was ($0.06), including $0.43 per share of net expense from items that impact comparability. Excluding the $0.43 per share of net expense from items that impact comparability, third-quarter diluted EPS was $0.37.

The items that impact comparability for the quarter largely include significant impairment charges, restructuring charges associated with implementing cost-savings programs, and litigation charges. Items impacting comparability affect the results of continuing operations as well as the results of discontinued operations, and are summarized toward the end of this release.

"Although the underlying operating performance in the third quarter met our overall expectations, our fundamentals still need to be much stronger," said Gary Rodkin, President and Chief Executive Officer of ConAgra Foods. "As we discussed last week with the investment community, we expect to make meaningful progress going forward by simplifying our portfolio, aggressively attacking costs, and increasing investments behind key brands."

  Retail Products Segment (57% of YTD company sales from continuing operations)

During the quarter, sales for the Retail Products segment increased 3% to $1.7 billion, reflecting volume growth of 4%.

o Sales for the company's top 30 brands which, as a group, represent approximately 85% of total segment sales, increased 4% during the quarter.

     >> Major brands posting sales growth include Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt's, Marie Callender's, Orville Redenbacher's, and Reddi-wip.

     >>   Major brands  posting  sales  declines  include ACT II, PAM, and Swiss
          Miss.

     >> A more complete list of brand gains and declines is included in the question-and-answer supplement to this release, which is posted on the company's Web site.

The Retail Products segment operating profit for the quarter was $248 million, which includes a $23 million restructuring charge related to programs designed to reduce the company's ongoing operating costs.

The Retail Products segment operating profit in the year-ago period was $272 million, which included a $10 million impairment charge and $17 million of income from favorable legal settlements.

Current quarter sales and operating profit results reflect improved execution in the company's operations. The company's results in the third quarter last year were negatively impacted by production problems and disruption from implementing information systems and business process improvement initiatives. Going forward, the company will continue to focus on improving its product mix, better in-store execution, and opportunities to broaden distribution for its key consumer brands.

           Foodservice Products Segment (20% of YTD company sales from continuing operations)

During the quarter, sales for the Foodservice Products segment increased 4% to $561 million, reflecting volume growth of 1%. Segment operating profit was $41 million in the third quarter, which includes $18 million of restructuring charges related to programs designed to reduce the company's ongoing operating costs.

The Foodservice Products segment operating profit for the year-ago period was $57 million, which included $10 million of expense related to fire damage at a specialty potato products facility.

The segment's comparable sales and volume gains reflect a strong performance from the specialty potato operations, which continue to find growth opportunities particularly with international customers. The culinary operations posted a comparable sales and profit decline.

 Food Ingredients Segment (23% of YTD company sales from continuing operations)

During the quarter, sales for the Food Ingredients segment were $657 million, an increase of 8%; the increase reflects higher commodity prices and higher selling prices for wheat flour and dehydrated vegetable products.

Segment operating profit was $71 million in the third quarter. The Food Ingredients segment operating profit for the year-ago period was $60 million, which included a $15 million impairment charge related to strategic changes to the manufacturing network.

The commodity trading and merchandising operations, which include trading and merchandising energy, grains, fertilizer, and other input commodities, contributed $49 million of the segment's total operating profit, compared with $51 million of the segment's total operating profit in the third quarter of last year. Specialty ingredients products, which include dehydrated vegetables, seasonings, flavorings, and milled products, were slightly less profitable than they were in the year-ago period on a comparable basis.

Other Items

o Equity investments posted a loss of $1 million for the third quarter, reflecting an impairment charge of $9 million from a revision in the estimated fair value for an equity method investment. For the same quarter last year, equity investments posted a loss of $64 million, reflecting impairment charges of approximately $71 million in that period.

o For the third quarter, corporate expense was $171 million. Current quarter results include a $47 million charge principally related to a change in the company's assessment of the recoverability of impairments related to the fair value of a note receivable from Swift and Company. The $47 million charge includes an impairment of $35 million, which was previously recorded in common stockholders' equity. Also included in the total corporate expense of $171 million are $17 million of expense related to patent-related litigation, $9 million of expense associated with implementing cost-savings initiatives, and $4 million of costs associated with the early retirement of debt. Prior-year corporate expense of $138 million included $22 million of expense associated with early retirement of debt, and $22 million of costs associated with the pending SEC investigation.

o For the quarter, capital expenditures for property, plant, and equipment from both continuing and discontinued operations totaled $61 million compared with $97 million last year. Depreciation and amortization expense was approximately $91 million for the quarter, of which approximately $78 million applied to continuing operations; this compares with a total of $91 million a year ago, of which approximately $76 million applied to continuing operations. Dividends paid totaled $141 million versus $140 million last year. Net interest expense for the quarter was $62 million compared with $68 million last year.

o At the end of the third quarter, interest-bearing debt was approximately $3.8 billion, reflecting the repayment of approximately $500 million of debt during the quarter. The current portion of long-term debt reflects
     $400 million of 7.125% senior debt due October 2026 that has been reclassified because of a put option that is exercisable by the holders of the debt from Aug. 1, 2006 to Sept. 1, 2006. Based on current market conditions, the company does not anticipate the holders to exercise the put option, and therefore expects to reclassify the $400 million debt back into senior long-term debt after Sept. 1, 2006 when the put option expires.

o The tax rate for continuing operations for the quarter was 27%, including a benefit from changes in estimates related to state income tax liabilities partially offset by the impact of non-deductible equity method investment impairment charges. The lower effective tax rate favorably impacted earnings by approximately $11 million, or $0.02 per diluted share.

Discontinued Operations

In the third quarter, ConAgra Foods announced the divestiture of its packaged meats operations. In addition, the company recently announced the divestiture of its seafood and cheese businesses. These businesses, which represent aggregate annual revenue of approximately $2.8 billion, are now classified as discontinued operations. The company believes that third parties estimating the quarter's EPS performance included contribution from these reclassified businesses as part of the EPS base.

Due to the accounting rules regarding discontinued operations and the nature of the company's shared services and overhead structure, some of the expenses previously allocated to those businesses continue to be reported in continuing operations. The treatment of these expenses in such a manner changes the company's previously reported profit margins (profits as a percent of sales) from continuing operations.

Impairment charges associated with these pending divestitures are also classified as discontinued operations. In total, diluted loss per share from discontinued operations was ($0.24) for the quarter, reflecting $0.06 of after-tax earnings from the packaged meats, seafood, and cheese operations, which was more than offset by ($0.30) of expense primarily related to after-tax goodwill impairment charges related to the upcoming divestitures.

Outlook

As previously stated, the company expects total earnings per share (from continuing and discontinued operations, combined) in the second half of fiscal 2006 to exceed that of the second half of fiscal 2005, excluding items that impact comparability. Earnings excluding items that impact comparability for the second half of fiscal 2006 are not expected to be significantly impacted by the major operating initiatives that will shape operating results in fiscal 2007 - specifically the dilution from the operations that will be divested, increased marketing investment, and the benefit of aggressive supply chain and general and administrative cost-savings programs.

As discussed last week, those initiatives are expected to result in a lower earnings base for fiscal 2007. For more details on the plans that impact fiscal 2007 and beyond, please see www.conagrafoods.com/investors, which references the analyst and investor event on March 16, 2006.

Major Items Affecting Third-Quarter Fiscal 2006 EPS Comparability

Included in the ($0.06) diluted loss per share for the third quarter of fiscal 2006 (EPS amounts after tax - may not equal $0.43 due to rounding):

o Expense of $0.30 per diluted share, or $171 million pretax, primarily related to a goodwill impairment charge; this is classified within discontinued operations.

o Expense of $0.06 per diluted share, or $50 million pretax, for restructuring charges related to programs designed to reduce the company's ongoing operating costs. These are classified as $23 million of expense within the Retail Products segment, $18 million of expense within the Foodservice Products segment, and $9 million of corporate expense.

o Expense of $0.06 per diluted share, or $47 million pretax, for a charge related to a note receivable from Swift and Company, which is classified as corporate expense.

o Expense of $0.02 per diluted share, or $17 million pretax, reflecting the adjustment of a litigation reserve and classified as corporate expense.

o    Benefit of $0.02 per diluted share for a lower than normal tax rate.

o Expense of $0.02 per diluted share, or $9 million pretax, resulting from asset impairment charges associated with an equity method investment, and classified within the results of equity method investments; this amount is not tax deductible.

Included in the $0.32 diluted EPS for the third quarter of fiscal 2005 (EPS amounts after tax):

o A gain of $0.22 per diluted share, or $186 million pretax, for the sale of Pilgrim's Pride Corporation common stock, which is classified as Gain on sale of Pilgrim's Pride Corporation common stock.

o Expense of $0.13 per diluted share, related to revised estimates of values for equity method investment assets, which is included in Equity Method Investment results; most of the amount is not tax deductible.

o Expense of $0.04 per diluted share, or $22 million, related to an increase in legal reserves in connection with the previously disclosed SEC matters, which is classified as corporate expense; most of the amount is not tax deductible.

o Expense of $0.01 per diluted share, or $10 million pretax, related to fire damage and classified as part of the results for the Foodservice Products segment.

o Expense of $0.03 per diluted share, or $22 million pretax, related to the early retirement of debt and classified as corporate expense.

o Benefit of $0.02 per diluted share, or $17 million pretax, related to favorable legal settlements for the Retail Products segment.

o Expense of $0.02 per diluted share, or $15 million pretax, related to impairment charges and classified as part of the results for the Food Ingredients segment.

o Expense of $0.01 per diluted share, or $10 million pretax, related to impairment charges and classified as part of the results for the Retail Products segment.

o Expense of $0.03 per diluted share in discontinued operations related to impairment charges and operating loss for a business the company no longer owns.

Discussion of Results

ConAgra Foods will host a conference call at 10 a.m. EST to discuss third-quarter results. Following the company's remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-877-447-8217 and 1-706-679-0415, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at www.conagrafoods.com/investors.

A rebroadcast of the conference call will be available after 2 p.m. EST. To access the digital replay, a conference ID number will be required. Domestic participants should dial 1-800-642-1687, and international participants should dial 1-706-645-9291 and enter conference ID 5349724. A rebroadcast also will be available on the company's Web site.

In addition, the company has posted a question-and-answer supplement relating to this release at www.conagrafoods.com/investors. To view recent company news, please visit www.conagrafoods.com/media.

ConAgra Foods Inc. (NYSE:CAG) is one of North America's largest packaged food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include:
Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt's, Marie Callender's, Orville Redenbacher's, PAM, Reddi-wip, and many others.

Note on Forward-Looking Statements:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company's actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company's businesses and other risks described in the company's reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

ConAgra Foods, Inc.

Segment Operating Results
In millions

                                                                                        THIRD QUARTER
                                                             ---------------------------------------------------------------------
                                                                 13 Weeks Ended            13 Weeks Ended
                                                             ------------------------  -----------------------  ------------------
                                                                February 26, 2006        February 27, 2005       Percent Change
                                                             ------------------------  -----------------------  ------------------
SALES
Retail Products                                                 $    1,661.3              $    1,607.3                  3.4%
Foodservice Products                                                   561.1                     541.4                  3.6%
Food Ingredients                                                       656.5                     607.6                  8.0%
                                                             ------------------------  -----------------------
   Total                                                             2,878.9                   2,756.3                  4.4%
                                                             ------------------------  -----------------------

OPERATING PROFIT
Retail Products                                                  $     248.1             $       271.5                 (8.6)%
Foodservice Products                                                    41.1                      57.0                (27.9)%
Food Ingredients                                                        70.7                      59.9                  18.0%
                                                             ------------------------  -----------------------
                                                             ------------------------  -----------------------
   Total operating profit for segments                                 359.9                     388.4                 (7.3)%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings (loss)
Items excluded from segment operating profit:
    General corporate expense                                         (170.5)                   (137.8)                23.7%
    Gain on sale of Pilgrim's Pride Corporation common stock             -                       185.7                    NA
    Interest expense, net                                              (61.8)                    (68.1)                (9.3)%
                                                             ------------------------  -----------------------
Income from continuing operations before income taxes and
equity method investment earnings (loss)                       $       127.6             $       368.2                (65.3)%
                                                             ========================  =======================

     Segment operating profit excludes general corporate expense, gain on sale of Pilgrim's Pride Corporation common stock, equity method investment earnings (loss) and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

ConAgra Foods, Inc.

Segment Operating Results
In millions

                                                                                         YEAR TO DATE
                                                             ----------------------------------------------------------------------
                                                                  39 Weeks Ended            39 Weeks Ended
                                                             -------------------------  -----------------------  ------------------
                                                                February 26, 2006         February 27, 2005       Percent Change
                                                             -------------------------  -----------------------  ------------------
SALES
Retail Products                                                 $    4,916.7               $    4,992.3                 (1.5)%
Foodservice Products                                                 1,712.2                    1,637.1                  4.6%
Food Ingredients                                                     1,975.9                    1,875.7                  5.3%
                                                             -------------------------  -----------------------
    Total                                                            8,604.8                    8,505.1                  1.2%
                                                             -------------------------  -----------------------

OPERATING PROFIT
Retail Products                                                 $      685.7               $      767.5                (10.7)%
Foodservice Products                                                   202.3                      208.4                 (2.9)%
Food Ingredients                                                       200.2                      199.1                  0.6%
                                                             -------------------------  -----------------------
   Total operating profit for segments                               1,088.2                    1,175.0                 (7.4)%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings (loss)
Items excluded from segment operating profit:
     General corporate expense                                        (346.6)                    (278.4)                24.5%
     Gain on sale of Pilgrim's Pride Corporation common
       stock                                                           329.4                      185.7                 77.4%

     Interest expense, net                                            (192.2)                    (227.3)               (15.4)%
                                                             -------------------------  -----------------------
Income from continuing operations before income taxes and
equity method investment earnings (loss)                       $       878.8              $       855.0                  2.8%
                                                             =========================  =======================

     Segment operating profit excludes general corporate expense, gain on sale of Pilgrim's Pride Corporation common stock, equity method investment earnings (loss) and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

ConAgra Foods, Inc.

Consolidated Statements of Earnings
In millions, except per share amounts

                                                                                        THIRD QUARTER
                                                              -----------------------------------------------------------------
                                                                 13 Weeks Ended         13 Weeks Ended
                                                              ---------------------- ---------------------- -------------------
                                                                February 26, 2006      February 27, 2005         Percent
                                                                                                                  Change
                                                              ---------------------- ---------------------- -------------------
Net sales                                                         $   2,878.9            $   2,756.3               4.4%
Costs and expenses:

Cost of goods sold                                                    2,164.1                2,046.1               5.8%
Selling, general and administrative expenses                            525.4                  459.6              14.3%

Interest expense, net                                                    61.8                   68.1              (9.3)%
Gain on sale of Pilgrim's Pride Corporation common stock                  -                    185.7                NA
                                                              ---------------------- ----------------------
Income from continuing operations before income taxes and
equity method investment earnings (loss)                                127.6                  368.2             (65.3)%
Income tax expense                                                       34.3                  144.8             (76.3)%
Equity method investment earnings  (loss)                                (0.6)                 (64.0)            (99.1)%
                                                              ---------------------- ----------------------
Income from continuing operations                                        92.7                  159.4             (41.8)%

Income (loss) from discontinued operations, net of tax                 (124.4)                   5.9                NA
                                                              ---------------------- ----------------------

Net income (loss)                                                 $     (31.7)           $     165.3                NA
                                                              ====================== ======================

Earnings per share - basic

Income from continuing operations                                 $       0.18           $       0.31            (41.9)%
Income (loss) from discontinued operations                               (0.24)                  0.01               NA
                                                              ---------------------- ----------------------
Net income (loss)                                                 $      (0.06)          $       0.32               NA
                                                              ====================== ======================
Weighted average shares outstanding                                     519.0                  515.7               0.6%
                                                              ====================== ======================
Earnings per share - diluted

Income from continuing operations                                 $       0.18           $       0.31            (41.9)%
Income (loss) from discontinued operations                               (0.24)                  0.01               NA
                                                              ---------------------- ----------------------
Net income (loss)                                                 $      (0.06)          $       0.32               NA
                                                              ====================== ======================

Weighted average share and share equivalents outstanding                520.9                  520.3               0.1%
                                                              ====================== ======================

ConAgra Foods, Inc.

Consolidated Statements of Earnings
In millions, except per share amounts

                                                                                         YEAR TO DATE
                                                              -----------------------------------------------------------------
                                                                 39 Weeks Ended         39 Weeks Ended
                                                              ---------------------- ---------------------- -------------------
                                                                February 26, 2006      February 27, 2005         Percent
                                                                                                                  Change
                                                              ---------------------- ---------------------- -------------------
Net sales                                                         $   8,604.8            $   8,505.1                  1.2%
Costs and expenses:

Cost of goods sold                                                    6,494.1                6,361.5                  2.1%

Selling, general and administrative expenses                          1,369.1                1,247.0                  9.8%

Interest expense, net                                                   192.2                  227.3                (15.4)%
Gain on sale of Pilgrim's Pride Corporation common stock                329.4                  185.7                 77.4%
                                                              ---------------------- ----------------------
Income from continuing operations before income taxes and               878.8                  855.0                  2.8%
equity method investment earnings (loss)

Income tax expense                                                      302.2                  341.8                (11.6)%
Equity method investment earnings (loss)                                (31.2)                 (34.9)               (10.6)%
                                                              ---------------------- ----------------------
Income from continuing operations                                       545.4                  478.3                 14.0%

Income (loss) from discontinued operations, net of tax                  (61.9)                  61.1                   NA
                                                              ---------------------- ----------------------

Net income                                                        $     483.5            $     539.4                (10.4)%
                                                              ====================== ======================

Earnings per share - basic

Income from continuing operations                                 $      1.05            $       0.93               12.9%
Income (loss) from discontinued operations                              (0.12)                   0.12                 NA
                                                              ---------------------- ----------------------
Net income                                                        $      0.93            $       1.05              (11.4)%
                                                              ====================== ======================

Weighted average shares outstanding                                    518.6                   515.8                 0.5%
                                                              ====================== ======================
Earnings per share - diluted

Income from continuing operations                                $       1.05            $       0.92               14.1%
Income (loss) from discontinued operations                              (0.12)                   0.12                 NA
                                                              ---------------------- ----------------------
Net income                                                       $       0.93            $       1.04              (10.6)%
                                                              ====================== ======================

Weighted average share and share equivalents outstanding               520.7                   520.1                 0.1%
                                                              ====================== ======================

ConAgra Foods, Inc.

Consolidated Balance Sheets
In millions

                                                                       February 26, 2006        February 27, 2005
                                                                      ---------------------    --------------------
ASSETS
Current assets
  Cash and cash equivalents                                              $      237.2               $     8.6
  Receivables, less allowance for doubtful accounts
    of  $31.0 and $31.9                                                       1,159.4                 1,352.9
  Inventories                                                                 2,489.1                 2,408.1
   Prepaid expenses and other current assets                                    436.5                   513.1
   Current assets held for sale                                                 448.6                   761.6
                                                                      ---------------------    --------------------
        Total current assets                                                  4,770.8                 5,044.3

Property, plant and equipment, net                                            2,304.8                 2,410.2
Goodwill                                                                      3,448.0                 3,452.5
Brands, trademarks and other intangibles, net                                   799.8                   797.0
Other assets                                                                    404.6                   836.2
Noncurrent assets held for sale                                                 655.0                   880.8
                                                                      ---------------------    --------------------
                                                                          $  12,383.0              $ 13,421.0
                                                                      =====================    ====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable                                                           $      11.1              $     57.7
  Current installments of long-term debt                                        420.1                   115.6
  Accounts payable                                                              891.8                   941.0
  Advances on sales                                                             137.3                   170.7
  Accrued payroll                                                               236.5                   204.5
  Other accrued liabilities                                                   1,212.7                 1,391.7
  Current liabilities held for sale                                              41.6                   142.6
                                                                      ---------------------    --------------------
        Total current liabilities                                             2,951.1                 3,023.8

Senior long-term debt, excluding current installments                         3,010.9                 3,953.4
Subordinated debt                                                               400.0                   400.0
Other noncurrent liabilities                                                  1,131.1                 1,145.2
Noncurrent liabilities held for sale                                              4.4                     7.1
Common stockholders' equity                                                   4,885.5                 4,891.5
                                                                      ---------------------    --------------------
                                                                          $  12,383.0              $ 13,421.0
                                                                      =====================    ====================